UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 18, 2010

Date of Earliest Event Reported:  May 17, 2010

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	333-131542	31-1332119
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH		45502-9032
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 2.02.  Financial Statements and Exhibits.

On Monday, May 17, 2010, AdCare Health Systems, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2010.  A copy of this press release is furnished as Exhibit 99.1 hereto.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the attached exhibit and the information set forth therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  May 18, 2010

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

 Exhibit 99.1

AdCare Health Systems Reports First Quarter 2010 Results

Revenue of $6.4 Million; EPS of $0.05 versus $0.03 in Same Year-Ago Quarter

SPRINGFIELD, Ohio, May 17, 2010 — AdCare Health Systems, Inc. (NYSE AMEX: ADK), an Ohio-based long-term care, home care and management company, reported financial results for the first quarter ended March 31, 2010.

Q1 2010 Financial Results

Revenue in the first quarter of 2010 was $6.4 million, unchanged from the same year-ago quarter. The company’s results were unchanged in the first quarter of 2010 primarily due to a decrease in the number of residents covered by Medicare to 11.3% compared to 16.6% in the same year-ago period, resulting in a decrease in revenue of $120,000, offset by a $65,000 increase in revenue in the company’s assisted living centers and a $40,000 increase in management fees.

Loss from operations in the first quarter of 2010 was $114,000, as compared to income from operations of $404,000 in the same year-ago quarter. The loss in the first quarter of 2010 was partially the result of a $202,000 increase in amortized non-cash compensation expense over the year-ago quarter related to warrants and restricted stock issued to management in December 2009.

Net income in the first quarter of 2010 totaled $414,000 or $0.05 per diluted share as compared to net income of $104,000 or $0.03 per diluted share in the same year-ago period. Net income in the first quarter of 2010 included a gain of approximately $826,000 as a result of acquiring the remaining 50% interest in three assisted living facilities during the quarter, partially offset by the loss from operations.

EBITDA in the first quarter of 2010 increased 51% to $955,000 from EBITDA of $633,000 in the same year-ago period. The company defines EBITDA as net income before interest income, interest expense, income tax expense and depreciation and amortization (see the important discussion about the presentation of EBITDA, a non-GAAP term, below).

Cash at March 31, 2010 totaled $3.6 million, as compared to $4.5 million at the end of fiscal 2009. The decrease in cash is primarily attributed to approximately $118,000 in net cash used in operating activities, and approximately $800,000 used for completed and pending acquisitions.

Q1 2010 Operational Highlights

•

AdCare signed a definitive purchase agreement for two privately-held nursing homes in Alabama for $18.5 million. The facilities have a total of 312 beds and generate an estimated $18 million in annualized revenue. The acquisitions, which represent the company's first expansion outside of Ohio, are expected to increase AdCare's annualized revenue by 60% and be immediately accretive to earnings. The company expects to close the transaction in the third quarter of 2010.

•

Completed the acquisition of Community’s Hearth & Home (H&H) in which AdCare acquired its partners’ 50% interest in one assisted living facility located in Urbana, Ohio, and two located in Springfield, Ohio.

AdCare will now be able to recognize 100% of the income generated by these facilities, with no portion being attributed to the non-controlling interest. Additionally, 100% of the cash flow generated by these operations will now be available for other company initiatives.

•

Entered into a multiyear management contract to manage 80 nursing home beds located in two single story buildings in Northeastern Ohio. Third party management contracts provide an outlet for higher margin services that support AdCare’s core, long-term care business without requiring large capital outlays.

Management Commentary

“During the first quarter, we continued to focus on initiatives to grow both organically and through acquisition,” said David A. Tenwick, AdCare’s chairman. “To compensate for the mix of Medicare-funded residents, and increase occupancy and usage of our facilities, we continued to market cross-selling opportunities between our home healthcare services and our centers for assisted and independent living. We also signed a new multi-year facilities management contract. Soon after the end of the quarter, we received the long-anticipated approval to provide Medicare and Medicaid funded home healthcare services in two additional Ohio counties, which includes the city of Columbus, and thereby opening up new opportunities for this growing area of our business.

“In addition, by repositioning AdCare to grow more aggressively through acquisitions during the second half of last year, we set the stage for significant acquisition activity in 2010. These actions in 2009 included strengthening our balance sheet by raising new equity, expanding our board of directors, and appointing Christopher Brogdon, a highly experienced M&A specialist in our industry, as vice chairman and chief acquisition officer.

“In the first quarter of 2010, we realized the first outcomes from our acquisition plans. We acquired the remaining 50% of our three assisted living facilities in Ohio and signed an agreement to purchase two nursing facilities in Alabama. The agreement to purchase a 105-unit assisted living facility also in Alabama soon followed after the end of the quarter. When these Alabama acquisitions are closed as expected – the assisted living facility at the end of the second quarter and the nursing homes at the beginning of the third – we expect these facilities to substantially expand our bottom line while adding, on aggregate, 65 to 80% to our top line. They will also represent our first expansion outside of Ohio.”

Chris Brogdon commented: “As the year advances, we continue to see very attractive opportunities in our highly fragmented market segments. We are working on several potential acquisitions in our pipeline, with our efforts now assisted by C.K. Cooper & Company, a leading investment banking firm which we recently engaged to advise us in these transactions.”

Concluded Tenwick: “As we set out to accomplish our goals for the remainder of 2010, our overriding mission will continue to be on maintaining the best quality of care and services for our residents, and sustaining our position as the provider of choice in the areas we serve.”

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE AMEX: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home healthcare services. Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years. AdCare's 900 employees provide high-quality care, management services and other services for patients and residents residing in 19 facilities, seven of which are assisted living facilities, 11 skilled nursing centers and one independent senior living community. The company has ownership interests in eight of those facilities. In the ever-expanding marketplace of long-term care, AdCare's mission is to provide quality healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law, which can be identified by the use of forward-looking terminology such as "believes," "expects," “plans” or similar expressions. Statements in this announcement that are forward-looking include, but are not limited to statements made by Mr. Tenwick that recent contracts to acquire one assisted living facility and two nursing facilities are expected to close in the second and third quarter, respectively, and are expected to expand the company’s bottom line while adding more than 65 to 80% to the company’s top line. Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management. The forward-looking statements involve known and unknown risks, results, performance or achievements of the company to differ materially from those expressed or implied in such statements. Such factors are also identified in the public filings made by the company with the Securities and Exchange Commission and include the company's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Use of Non-GAAP Financial Information

EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. EBITDA is a key measure of AdCare Health Systems’ operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business. The company defines EBITDA as net income (loss) before interest income, interest expense, income tax expense and depreciation and amortization.

The company believes EBITDA is useful to investors in evaluating their performance, results of operations and financial position for the following reasons:

•

It’s helpful in identifying trends in the company’s day-to-day performance because the items excluded have little or no significance to the company’s day-to-day operations;

•

It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•

It’s an indication to determine if adjustments to current spending decisions are needed.

AdCare believes that the use of EBITDA provides a meaningful and consistent comparison of their underlying business between periods by eliminating certain items required by GAAP which have little or no significance in the day-to-day operations.

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Reconciliation of Net Income to EBITDA

(Unaudited)

	Mar 31,	Mar 31,
	2010	2009
Net Income	$414,205	$103,932

Interest income	(5,725)	(1,308)
Interest expense, others	292,551	294,142
Interest expense, related parties	394	718
Income tax expense	10,642	10,642
Depreciation and amortization	242,564	225,308
EBITDA	$954,631	$633,434

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
ASSETS	(Unaudited)
Current Assets:
Cash	$ 3,579,299	$ 4,481,100
Accounts receivable:
Long-term care resident receivables, net	1,775,764	1,838,560
Management, consulting and development receivables, net	155,301	124,761
Advances and receivables from affiliates	16,407	16,407
Prepaid expenses and other	555,322	541,958
Total current assets	6,082,093	7,002,786

Restricted cash	1,232,897	1,430,674
Property and equipment, net	17,598,315	16,445,028
Licenses	1,189,307	1,189,307
Goodwill	2,679,482	2,679,482
Other assets	1,775,685	1,357,160
Total assets	$ 30,557,779	$ 30,104,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$ 695,620	$ 698,504
Current portion of notes payable to stockholder	28,270	9,432
Accounts payable	650,551	1,039,422
Accrued expenses	2,677,076	2,597,151
Total current liabilities	4,051,517	4,344,509

Notes payable and other debt, net of current portion	16,569,333	16,701,028
Notes payable to stockholder, net of current portion	-	24,444
Other liabilities	1,222,435	746,074
Deferred tax liability	223,216	212,574
Total liabilities	22,066,501	22,028,629

Stockholders' equity:
Preferred stock, no par value; 500,000 shares authorized;
no shares issued or outstanding	-	-
Common stock and additional paid-in capital, no par value;
14,500,000 shares authorized; 5,400,007 and 5,360,007 shares issued and outstanding	17,884,402	17,571,801
Accumulated deficit	(9,395,748)	(9,805,249)
Total stockholders' equity	8,488,654	7,766,552
Noncontrolling interest in subsidiaries	2,624	309,256
Total equity	8,491,278	8,075,808
Total liabilities and stockholders' equity	$ 30,557,779	$ 30,104,437

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Patient care revenues	$ 5,866,787	$ 5,916,835
Management, consulting and development fee revenue	507,731	468,054
Total revenue	6,374,518	6,384,889

Expenses:
Payroll and related payroll costs	4,060,964	3,737,729
Other operating expenses	2,184,876	2,017,926
Depreciation and amortization	242,564	225,308
Total expenses	6,488,404	5,980,963

(Loss) Income from Operations	(113,886)	403,926
Other Income (Expense):
Interest income	5,725	1,308
Interest expense, others	(292,551)	(294,142)
Interest expense, related parties	(394)	(718)
Other expense	(36)	4,200
	(287,256)	(289,352)

Gain on Acquisition	825,989	-

Income Before Income Taxes	424,847	114,574
Income Tax Expense	(10,642)	(10,642)
Net Income	414,205	103,932
Net Income Attributable to Noncontrolling Interests	(4,704)	(8,118)
Net Income Attributable to AdCare Health Systems	$ 409,501	$ 95,814

Net Income Per Share, Basic:	$ 0.08	$ 0.03
Net Income Per Share, Diluted:	$ 0.05	$ 0.03

Weighted Average Common Shares Outstanding,
Basic	5,400,007	3,786,129
Diluted	7,805,910	3,815,820

Company Contacts

David A. Tenwick, Chairman

AdCare Health Systems, Inc.

Tel (740) 549-0400

Email: info@adcarehealth.com

Investor Relations

Scott Liolios or Ron Both

Liolios Group, Inc.

Tel (949) 574-3860

Email: info@liolios.com